                                                                  EXHIBIT 10.16


================================================================================



                               LOAN AGREEMENT





                                   between



                      FORT AUSTIN LIMITED PARTNERSHIP,
                                 as Borrower



                                     and



                    GENERAL ELECTRIC CAPITAL CORPORATION
                                  as Lender





                              January ___, 1996
================================================================================

                              TABLE OF CONTENTS

                                                                                                                 Page No.
                                                                                                                 --------

                                                            ARTICLE 1
                                                       CERTAIN DEFINITIONS

         Section 1.1      Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                            ARTICLE 2
                                                        COMMITMENT TO LEND

         Section 2.1      Commitment to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.2      Interest Rate; Late Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                            ARTICLE 3
                                                         TERMS OF PAYMENT

         Section 3.1      Terms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                            ARTICLE 4
                                           CONDITIONS PRECEDENT TO THE INITIAL ADVANCE

         Section 4.1      Conditions Precedent to the Initial Advance . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                            ARTICLE 5
                                                 RESERVES, HOLDBACKS AND ADVANCES

         Section 5.1      Subsequent Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.2      Capital Expenditures Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.3      Monthly Principal Reductions and Advances for Ad Valorem Taxes  . . . . . . . . . . . . . .  22
         Section 5.4      Existing Reserves for Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                            ARTICLE 6
                                                     CERTAIN RIGHTS OF LENDER

         Section 6.1      Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.2      Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.3      Indemnification of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                            ARTICLE 7
                                                         OTHER AGREEMENTS

         Section 7.1      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.2      Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 7.3      Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.4      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.5      Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.6      Lender Not in Control; No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.7      Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.8      Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.9      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.10     Promotional Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.11     Right of First Offer for Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.12     Substitution and Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.13     Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                            ARTICLE 8
                                                            COVENANTS

         Section 8.1      Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.2      Liens, Mortgages, Encumbrances, Transfers . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.3      Operating Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.4      Rent Rolls, Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.5      Site Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.6      Noncompliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.7      Consultant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.8      Annual Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.9      Reserves, Deposits, Escrows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.10     Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.11     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.12     Cash Operating Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.13     Security Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.14     Cash Flow Summaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.15     Limitation on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.16     Legal Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.17     Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.19     Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.20     Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.21     Key Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.22     Medicare Certification, Licenses and Compliance . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.23     Immediate Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                            LIST OF DEFINED TERMS

                                                                                                                 Page No.
                                                                                                                 --------

Additional Facilities Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARC, LP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARC, LLC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARC Fort Austin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Assignment of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Assignment of Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Assignment of Rents and Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Broadway  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Business Purpose Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Capital Expenditures Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Capital Expenditures Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Capital Expenditures Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Cash on Cash Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Debt Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Debt Service Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Excess Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Existing Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Facility Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Fourth Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
GENEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Hampton . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Hazardous Substances Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Holdbacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Immediate Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


Initial Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Loan Papers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Loan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Net Revenues Available for Debt Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Note 2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Note 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Operating Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Parkplace . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Preceding Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Residency Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Resident  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Santa Catalina  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Security Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Subsequent Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Summit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Total Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Westlake Village  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Yield Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                LOAN AGREEMENT


         This Loan Agreement (this "AGREEMENT") is entered into as of January 4, 1996 between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), and FORT AUSTIN LIMITED PARTNERSHIP, a Texas limited partnership ("BORROWER"). In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

                                  ARTICLE 1
                             CERTAIN DEFINITIONS

         Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                 "ARC" means American Retirement Corporation, a Tennessee corporation.

                 "AFFILIATE" means ARC, ARC Fort Austin Properties, Inc., a Tennessee corporation ("ARC FORT AUSTIN"), American Retirement Communities, L.P., a Tennessee limited partnership ("ARC, LP"), and American Retirement Communities, L.L.C., a Tennessee limited liability company ("ARC, LLC") and any person which, directly or indirectly, controls or is controlled by or is under common control with Borrower, and/or any one of ARC, ARC Fort Austin, ARC, LP and ARC, LLC. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities or interests or by contract or otherwise and shall include, without limitation, any and all constituent partners (at any tier), at any time, comprising a partnership.

                 "AGREEMENT" means this Loan Agreement, which is in complete substitution for and replacement of each earlier Loan Agreement between Borrower and Lender and between Borrower and GENEL.

                 "ASSIGNMENT OF RENTS AND LEASES" means, collectively, and as amended, the following Assignments of Rents and Leases:

                          (a) Assignment of Rents and Leases dated June 14, 1994, executed by Borrower, recorded in Docket 9814, Page 1959 in the Real Property Records of Pima County, Arizona, relating to Santa Catalina, assigned to Lender and modified to relate to the Loan;

                          (b) Assignment of Rents and Leases dated April 1, 1992, executed by Borrower recorded in Volume 10585, Page 1435, et seq., of the Real Property Records of Tarrant County, Texas, and in Volume 11656, Page 0665, et seq., of the Real Property Records of Travis County, Texas, assigning to Lender all of the rents and leases of Broadway and Summit, as modified;

                          (c) the Assignments of Rents and Leases dated of even date herewith, executed by Borrower, filed in the Real Property Records of Cuyahoga County, Ohio, for Westlake Village, filed in the Real Property Records of Denver County, Colorado for Parkplace, and filed in the office of the County Clerk of Harris County, Texas for Hampton, assigning to Lender all of the rents and leases of Parkplace, Hampton, and Westlake Village; and

                          (d) any other assignment of rents and leases in favor of Lender and pertaining to the rents and leases of the Projects.

                 "ASSIGNMENT OF MANAGEMENT AGREEMENT" means, collectively, those agreements styled Assignment and Subordination of Management Agreement, in form and substance satisfactory to Lender, executed by Borrower and A.R.C. Management Corporation, assigning to Lender the management agreements for the Projects.

                 "ASSIGNMENT OF CONTRACTS" means, collectively, those agreements styled Assignment and Subordination of Service Contract, in form and substance satisfactory to Lender, executed by Borrower and contractors under service agreements for the operation of the Projects.

                 "BROADWAY" means Broadway Plaza at Cityview Retirement Center, consisting of approximately 126 independent residential living units, 88 villas, 40 assisted living units, and a 122-bed skilled/ intermediate care health center on 20.013 acres located at 5301 Bryant Irvin Road, Fort Worth, Texas, including parking for 355 automobiles, and more particularly described on Exhibit A.

                 "BUSINESS DAY" means any day that is not a Saturday, Sunday, or day on which banks are required or permitted to be closed in the State of New York.

                 "CAPITAL EXPENDITURES" means any costs approved in writing by Lender, including the Immediate Repairs described on Exhibit D, for
         (a) replacing or correcting damages, or defects (as opposed to normal repairs and recurring expenses) to any Project, including, but not limited to, roofing, foundation work, exterior painting, parking lot and structures, kitchen appliances, carpeting, furnishings, fixtures, equipment, vehicles, office equipment, landscaping, heating, ventilating and air conditioning systems, plumbing, electrical and mechanical systems, and (b) any additions constructed in, on, about, or under such Projects, provided, further that none of the costs for any Capital Expenditures shall be paid from any Loan proceeds and no costs incurred for or amounts included as Capital Expenditures shall be included as a part of Total Expenses.

                 "CAPITAL EXPENDITURES RESERVE" has the meaning assigned to such term in Article 5 of this Agreement.

                 "CASH ON CASH RETURN" means the amount, expressed as a percentage, equal to annualized Net Revenues Available for Debt Service divided by the outstanding principal balance on the Loan.

                 "COMMITMENT" means the commitment letter, dated December 21, 1995, issued by Lender to Borrower and accepted by Borrower on December 21, 1995.

                 "COMMITMENT FEE" means a fee in the amount of $245,000, payable to Lender in consideration for the Commitment and payable as provided in Section 8.1.

                 "DEBT SERVICE" means the aggregate principal payments (other than payments of Excess Cash Flow applied to reduction of principal), interest payments and other payments by Borrower on the Loan, other than required additions to the Capital Expenditures Reserve and any other reserves deemed necessary by Lender, and on all other outstanding permitted indebtedness (other than indebtedness evidenced by the Subordinated Notes), if any, relating to the Projects for the period of time for which calculated.

                 "DEBT SERVICE COVERAGE" means the ratio of total Net Revenues Available for Debt Service to total Debt Service.

                 "DEED OF TRUST" means, collectively, and as amended, the following Deeds of Trust:

                          (a) First Deed of Trust and Security Agreement, dated April 1, 1992, executed by Borrower for the benefit of Lender, recorded at Volume 10585, Page 1351, et. seq., of the Real Property Records of Tarrant County, Texas, and recorded at Volume 11656, Page 0625, et. seq., of the Real Property Records of Travis County, Texas, encumbering Broadway and Summit, and amended by (i) First Modification Agreement dated May 27, 1993, among Lender, Borrower, and ARC; (ii) Second Renewal, Extension and Modification Agreement dated June 14, 1994, among Lender, Borrower and ARC, recorded at Volume 12209, Page 0555, et seq., of the Real Property Records of Tarrant County, Texas and
         recorded at Volume 12209, Page 0555, et seq., of the Real Property Records of Travis County, Texas; and (iii) the Third Modification and
         (iv) the Fourth Modification;

                          (b) First Deed of Trust and Security Agreement, dated October 31, 1994, executed by Borrower for the benefit of GENEL, recorded in Docket 9814, Page 1910, et seq., of the Real Property Records of Pima County, Arizona, encumbering Santa Catalina, assigned to Lender and modified to secure the Loan;

                          (c) Second Deed of Trust and Security Agreement, dated of even date herewith, executed by Borrower for the benefit of Lender and encumbering Broadway and Summit;

                          (d) First Deed of Trust and Security Agreement, dated of even date herewith, executed by Borrower for the benefit of Lender and encumbering Parkplace, and filed for recording in the Real Property Records of Denver County, Colorado;

                          (e) First Deed of Trust and Security Agreement, dated of even date herewith, executed by Borrower for the benefit of Lender, encumbering Hampton and filed in the Office of the County Clerk of Harris County, Texas;

                          (f) Open-End Mortgage and Security Agreement, dated of even date herewith, executed by Borrower for the benefit of Lender, encumbering Westlake Village and filed in the Real Property Records of Cuyahoga County, Ohio; and

                          (g) any other deed of trust, mortgage or similar instrument encumbering the Projects as security for the Loan.

                 "DEFAULT" means an Event of Default as defined in the Deed of Trust or any event of default (however defined), arising under any of the other Loan Papers or in any other document or instrument evidencing or securing the Loan.

                 "DEFAULT RATE"means the lesser of (i) the maximum rate of interest allowed by applicable law, or (ii) five percent (5%) per annum in excess of the Floating Rate.

                 "EXCESS CASH FLOW" means with respect to the Projects in any period, the Net Revenues Available for Debt Service for such period, less any required additions to the Capital Expenditures Reserve and any other additions to reserves deemed necessary by Lender, less the Debt Service for such period. As such term is used in Note 1, "Excess Cash Flow" shall mean total Excess Cash Flow multiplied by a fraction, the numerator of which shall be the principal balance of Note 1 and the denominator of which shall be the total principal balance of the Loan; as such term is used in Note 2, "Excess Cash Flow" shall mean total Excess Cash Flow multiplied by a fraction, the numerator of which shall be the principal balance of
         Note 2 and the denominator of which shall be the total principal balance of the Loan.

                 "FACILITY CAPACITY" means the total number of independent living units and the total number of assisted living units and skilled nursing beds in the Projects.

                 "FIXED RATE" shall mean the rate of interest equal to eight and twenty one-hundredths percent (8.20%) per annum for the principal balance under the Initial Advance, and, as applicable, the rate of interest under any Fixed Rate Election.

                 "FIXED RATE ELECTION" shall mean Borrower's election to have a portion of the principal balance of the Loan bear interest at a Fixed Rate under Section 2.2.

                 "FLOATING RATE" shall mean the rate of interest equal to two and sixty-five one hundredths percent (2.65%) per annum in excess of the GECC Composite Commercial Paper Rate (defined below). "GECC COMPOSITE COMMERCIAL PAPER RATE " shall mean the Average
         Interest Expense (defined below) on the actual principal amount of the GECC Composite Commercial Paper outstanding for Lender for the full fiscal month preceding the interest billing month. " GECC COMPOSITE COMMERCIAL PAPER" shall mean GECC's outstanding commercial paper for terms of nine (9) months or less from sources within the United States but excluding the current portion of GECC's long term debt and GECC Financial Corporation's borrowings and interest expense. " AVERAGE INTEREST EXPENSE" shall mean the percentage obtained by dividing the interest expense on GECC Composite Commercial Paper for such fiscal month by the average daily principal amount of GECC Commercial Paper outstanding during such fiscal month, divided by the actual number of days in such fiscal month and multiplied by the actual number of days in the calendar year. The GECC Composite Commercial Paper Rate shall be determined by Lender and evidenced by a certificate issued by an authorized employee of Lender.

                 "FOURTH MODIFICATION" means the Fourth Renewal, Extension and Modification Agreement, of even date herewith, between Lender, Borrower, and Guarantors, modifying, renewing and extending the indebtedness evidenced by Note 1 and the documents securing or otherwise pertaining to Note 1.

                 "GENEL" means GENEL Company, Inc., an Oregon corporation.

                 "GUARANTORS" means ARC, ARC Fort Austin, ARC, LP, and ARC,
         LLC.

                 "GUARANTY" means that Unconditional Guaranty of Payment and Performance, of even date herewith, executed by Guarantors for the benefit of Lender and guarantying the payment and performance of all indebtedness, obligations and liabilities of Borrower under and with respect to the Loan and the Loan Papers.

                 "HAMPTON" shall mean The Hampton at Post Oak Road Retirement Community, consisting of 149 independent residential living units, 21 assisted living units on 1.357 acres located at 2929 Post Oak Boulevard in Houston, Texas, including adequate parking for automobiles, and more particularly described on Exhibit A.

                 "HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT" means, collectively, those Hazardous Substances Indemnity Agreements relating to environmental conditions of the Projects, executed by Borrower, ARC, Fort Austin Associates and ARC Fort Austin for the benefit of Lender.

                 "IMMEDIATE REPAIRS" means those repairs to the Projects described on Exhibit D.

                 "INDEMNITY" means the Indemnity, of even date herewith, executed by ARC, Fort Austin Associates and ARC Fort Austin, indemnifying Lender against certain losses relating to the Loan and the Projects.

                 "LETTER OF CREDIT" means the unconditional, irrevocable letter of credit in the amount of $650,000, in form and substance satisfactory to Lender, from a national banking association satisfactory to Lender, and having an expiration date not earlier than one year following the date of issuance, as the same may be renewed, extended, or replaced.

                 "LOAN PAPERS" means: (a) this Agreement, (b) the Note, (c) the Guaranty, (d) the Letter of Credit, (e) the Indemnity, (f) the Deed of Trust, (g) the Assignment of Rents and Leases, (h) the Assignment of Management Agreement, (i) the Assignment of Contracts, (j) financing statements, (k) the Commitment, (l) the Hazardous Substances Indemnity Agreement, (m) the Fourth Modification, and (n) any and all other documents evidencing, securing, governing or otherwise pertaining to the Loan or the Obligations.

                 "LOAN YEAR" shall mean the period between the date hereof and December 31, 1996 for the first Loan Year and the period between each succeeding January 1 and December 31 until the Maturity Date.

                 "MATURITY DATE" means December 31, 2002, or any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Papers.

                 "NET REVENUES AVAILABLE FOR DEBT SERVICE" means, as to any period of time, all Revenues minus Total Expenses of Borrower (including reserves in an amount equal to one percent (1%) of Revenues, other than depreciation, amortization and interest, all as determined on an actual or pro forma and consolidated or combined basis, as appropriate. As such term is used in Note 1, "Net Revenues Available for Debt Service" shall mean total Net Revenues Available for Debt Service multiplied by a fraction, the numerator of which shall be the principal balance of Note 1 and the denominator of which shall be the total principal balance of the Loan; as such term is used in Note 2, "Net Revenues Available for Debt Service" shall mean total Net Revenues Available for Debt Service multiplied by a fraction, the numerator of which shall be the principal balance of Note 2 and the denominator of which shall be the total principal balance of the Loan.

                 "NET WORTH" means, as to any period of time, total assets (after adding back accumulated depreciation, amortization, and other reasonable non-cash charges determined in accordance with generally accepted accounting principles), less total liabilities determined on a book basis in accordance with generally accepted accounting principles.

                 "NOTE" means, collectively, the following Promissory Notes:
         (a) Promissory Note dated April 1, 1992, in the stated principal amount of $24,000,000, executed by Borrower, payable to the order of Lender, as modified by First Modification Agreement dated May 27, 1993, among Lender, Borrower and ARC, as assigned and endorsed payable to the order of GENEL, as further modified by Second Renewal, Extension and Modification Agreement dated June 14, 1994 among GENEL, Borrower and ARC, as further modified by the Third Modification, as assigned and endorsed payable to the order of Lender, and as further modified by the Fourth Modification (as modified, "NOTE 1"), and (b) Promissory Note of even date herewith, in the stated principal amount of $73,500,000.00, executed by Borrower and payable to the order of Lender as therein provided ("NOTE 2").

                 "PARKPLACE" means Parkplace Retirement Community, consisting of approximately 173 independent residential living units, and 53 assisted living units on 1.623 acres located at 111 Emerson Street in Denver, Colorado, including adequate parking for automobiles, and more particularly described on Exhibit A.

                 "PROJECTS" means, collectively, Broadway, Summit, Santa Catalina, Parkplace, Hampton, Westlake Village, and any other retirement communities acquired, constructed or developed by Borrower from proceeds of Subsequent Advances, and the term "PROJECT" shall mean and refer to any of the Projects and all related facilities other amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property related thereto.

                 "RESIDENCY AGREEMENT" means (a) any lease, residency or other rental agreement for the occupancy of residential living units of any Project, (b) any admission and financial agreement for the use and occupancy of an assisted living unit of any Project, (c) any health center admission and financial agreement (private payment) or health center admission agreement (Medicare payment) and (d) any other express or implied agreement for the occupancy of nursing beds in a Project or for space in or use of the Project.

                 "RESIDENT" means any resident of a Project under a Residency Agreement.

                 "REVENUES" means for any period, all revenues actually received by Borrower from its operations of the Projects, including
         (a) gross resident service revenues less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any, plus (b) other operating revenues, plus (c) non-operating revenues, plus (d) entrance fees actually paid, if any, net of refunds; however, that no determination thereof shall take into account (1) income derived from irrevocable deposits, (2) any gain or loss resulting from the early extinguishment of indebtedness or the sale, exchange or other disposition of properties not in the ordinary course of business, (3) gifts, grants, bequests or donations restricted as to use by the donor or grantor for a purpose inconsistent with the payment of Debt Service and (4) insurance (other than business interruption) and condemnation proceeds. For purposes of any calculation that is made with reference to both Revenues and Total Expenses, any deduction from gross resident service revenues otherwise required by the preceding provisions of this definition shall not be made if and to the extent that the amount of such deduction is included in Total Expenses.

                 "SANTA CATALINA" means Santa Catalina Villas Retirement Community, consisting of approximately 148 independent residential living units, and 15 assisted living units, on 11 acres located at 7500 North Calle Sin Envidia, Tucson, Arizona 85718, including adequate parking for automobiles, and more particularly described on Exhibit A.

                 "SUBORDINATED NOTES" means those Non-Negotiable Promissory Notes in the aggregate principal amount of $10,000,000, issued by Borrower to various investors in Borrower.

                 "SUMMIT" means Summit at Westlake Hills Retirement Community consisting of approximately 149 independent residential living units, 30 assisted living units, and a 90-bed skilled/intermediate care health center on 14.003 acres located at 1034 Capital Parkway, Austin, Texas, including parking for 212 automobiles, and more particularly described on Exhibit A.

                 "TOTAL EXPENSES" means, for any period, the total operating and non-operating expenses of Borrower relating to the Projects, determined on an actual or pro forma consolidated or combined basis, as appropriate; however, "Total Expenses" shall not include any required additions to the Capital Expenditures Reserve and any additions to the other reserves deemed necessary by Lender.

                 "WESTLAKE VILLAGE" means Westlake Village Retirement Community, consisting of approximately 212 independent residential living units, and 56 assisted living units on 19.6906 acres located at 28550 Westlake Village Drive, Westlake, Ohio, including parking for 201 automobiles, and more particularly described on Exhibit A.

                 "YIELD MAINTENANCE" shall mean, with respect to that portion of the Loan for which the calculation is to be made, the sum of the Present Value on the date of prepayment of each Monthly Interest Shortfall for the remaining term of the loan discounted at the monthly Replacement Treasury Yield. The Monthly Interest Shortfall is calculated for each monthly payment date as follows: (i) the positive difference, if any, of the Fixed Rate less the Treasury Yield, plus the Break Contract Fee of 20 basis points; (ii) divided by 12; (iii) multiplied by the portion of the Loan for which the calculation is to be made on the date of prepayment. The Present Value is then determined by discounting each Monthly Interest Shortfall at the Replacement Treasury Yield divided by 12. The "BREAK CONTRACT FEE" shall be 20 basis points at all times. The "REPLACEMENT TREASURY YIELD" shall mean the rate of interest equal to the yield to maturity of the most recently issued U.S. Treasury security as quoted in the Wall Street Journal on the prepayment date. If the remaining term is less than one year, the Replacement Treasury Yield will equal the yield for 1-Year Treasury's. If the remaining Term is 1-Year, 2-Year, etc., then the Replacement Treasury Yield will equal the yield for the Treasury's with a maturity equaling the remaining term. If the remaining Term is longer than one year but does not equal one of the maturities of the Treasury's being quoted, then the Replacement Treasury Yield will equal the yield for the Treasury's with a maturity closest to but not exceeding the remaining term. If the Wall Street Journal (i) quotes more than one such rate, the highest of such quotes shall apply, or (ii) ceases to publish such quotes, the U.S. Treasury security shall be determined from such financial reporting service or source as Lender shall determine.

                                  ARTICLE 2
                              COMMITMENT TO LEND

         Section 2.1 COMMITMENT TO LEND. Subject to and upon the terms and conditions of this Agreement, Lender agrees to advance to Borrower up to NINETY-SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($97,500,000.00) (the "LOAN") in one or more advances ("ADVANCES") in accordance with the Approved Budget attached hereto as Exhibit C and made a part hereof and as hereinafter provided, for the purposes of (1) refinancing of Broadway, Summit, Santa Catalina, Parkplace, Hampton, and Westlake Village, (2) providing up to an additional $17,000,000 in financing for Borrower's acquisition and construction of additional senior living facilities, acquisition of land for construction of new senior living facilities, and/or expansion of the existing and new Projects as described in Section 5.1(a), (3) providing up to $18,000,000 in financing for Borrower's general business purposes as described in Section 5.1(b), and (4) providing funds for Borrower's payment of the Commitment Fee and other costs of closing the Loan as described in Section 5.1(c). The initial Advance of the Loan (the "INITIAL ADVANCE") shall be made on Borrower's satisfaction of conditions to the Initial Advance described in
Article 4. Advances subsequent to the Initial Advance ("SUBSEQUENT ADVANCES") shall be made on Borrower's satisfaction of condition to Subsequent Advances set forth in Article 5.

         Section 2.2 INTEREST RATE; LATE CHARGE. The outstanding principal balance of the Loan arising from the Initial Advance, including the entire outstanding principal balance of Note 1, shall bear interest at the Fixed Rate, and the Fixed Rate shall be effective as of November 1, 1995, and the outstanding principal balance of the Loan arising from Subsequent Advances shall bear interest at the Floating Rate; provided, however, that so long as no Event of Default exists, Borrower may on a one-time basis at any time on or before the expiration of the third Loan Year, December 31, 1998, and on at least five (5) Business Days prior written notice to Lender make an election, specifying the Business Day, not less than five (5) Business Days after the notice, on which the election is to be effective, to have all or any portion of the existing principal balance of the Loan (other than as arising from the Initial Advance) bear interest at a rate of interest equal to 2.65% per annum in excess of the closing price (yield to maturity) of the most recently issued U.S. Treasury security having a maturity of December 31, 2002 (or a date as closely corresponding to that date as is possible), as quoted in the Wall Street Journal on the Business Day on which the election becomes effective. If the Wall Street Journal (i) quotes more than one such U.S. Treasury security, the higher or highest of such quotes shall apply, (ii) publishes a retraction or correction of any such quote, the quote in the retraction or correction shall apply, or (iii) ceases to publish such quotes, the U.S. Treasury security shall be determined from such financial reporting service or source as Lender shall determine. Lender shall endeavor to communicate the applicable Fixed Rate to Borrower as soon as possible after the Fixed Rate Election. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the Initial Advance or the date of the preceding interest installment due date, as the case may be, to the date of the next interest installment due date or the Maturity Date. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the Default Rate on such amount from the date when due until paid, or (b) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Default exists, the Loan shall bear interest at the Default Rate.

                                  ARTICLE 3
                               TERMS OF PAYMENT

         Section 3.1 TERMS OF PAYMENT. The Loan and the interest thereon shall be evidenced by, and be payable as hereinafter provided (the Loan and the interest thereon, together with any other sums payable by Borrower under the Loan Papers, are herein collectively called the "OBLIGATIONS");

                 (1) INTEREST. Commencing on February 1, 1996, Borrower shall pay interest in arrears at the rate or rates set forth in
         Section 2.2 on the first day of each month until all amounts due under the Loan Papers are paid in full. The February 1, 1996 payment will be adjusted to reflect the Fixed Rate of interest effective as of November 1, 1995.

                 (2) PRINCIPAL AMORTIZATION. In addition to monthly payments of interest hereunder, commencing February 1, 1996, adjusted to be effective as of November 1, 1995, and continuing on the first day of each month thereafter, to and including December 1, 2002, Borrower shall pay to Lender, in reduction of the principal balance of the Loan an amount equal to twelve one hundredths percent (.12%) of the total of all amounts which have been advanced under the Loan; provided, however, that if during any 90-consecutive day period, either (i) the Cash on Cash Return is less than twelve and ninety-five one hundredths percent (12.95%), or (ii) the Net Worth of ARC, LP is less than $10,000,000, then, in addition to regular monthly installments of principal and interest, Borrower shall pay to Lender, in reduction of the principal balance of the Loan, on the twentieth
         (20th) day of each month, fifty percent (50%) all Excess Cash Flow for the preceding month until for a 90-consecutive day period the Cash on Cash Return equals or exceeds 12.95% and the Net Worth of ARC, L.P. equals or exceeds $10,000,000. The February 1, 1996 payment will be adjusted to include amortization payments commencing November 1, 1995.

                 (3) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Papers.

                 (4) PREPAYMENT. Borrower may not prepay the Loan in whole or in part at any time before the expiration of the second Loan Year. From and after January 1, 1998, the commencement of the third Loan Year, Borrower may prepay the Loan in whole or in part, upon ten
         (10) days prior written notice to Lender, and on any regularly scheduled interest payment due date, by paying Lender all or a portion of the principal balance of the Loan, plus a prepayment premium, equal to either:

                          (i) two percent (2%) of the entire principal amount of any prepayment made during the third Loan Year (January 1, 1998 through December 31, 1998),

                          (ii) one percent (1%) of the entire principal amount of any prepayment made during the fourth Loan Year (January 1, 1999 through December 31, 1999), or

                          (iii) zero percent (0%) of the entire principal amount of any prepayment made after the end of the fourth Loan Year, December 31, 1999.

         Each prepayment shall be applied first in reduction of that portion of the Loan which bears interest at the Floating Rate until all of the principal balance which bears interest at the Floating Rate has been paid in full, after which prepayment amounts shall be applied in reduction of that portion of the principal balance of the Loan which bears interest at the Fixed Rate. In addition to any prepayment fees outlined above, upon repayment prior to the Maturity Date of any portion of the Loan which bears interest at a Fixed Rate, Borrower shall also pay to Lender the Yield Maintenance for the portion of the Loan prepaid that bears interest at the Fixed Rate.

                 (5) APPLICATION OF PAYMENTS. All payments received by Lender under the Loan Papers shall be applied: first, to any fees and expenses due to Lender under the Loan Papers; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; fourth, to the principal sum which is payable at the Floating Rate, and fifth, to the principal sum which is payable at a Fixed Rate and other amounts due under the Loan Papers. Lender reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment or final payment, to be by wired federal funds or other immediately available funds.

                                  ARTICLE 4
                 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE

         Section 4.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The Initial Advance shall not exceed $97,500,000 less the Holdbacks under Section
5.1 of this Agreement (collectively, the "HOLDBACKS"). Lender shall not be obligated to make the Initial Advance unless and until Borrower shall have delivered to lender of the following, all of which shall be in form and substance satisfactory to Lender:

                 (a)      The fully-executed Note and the other Loan Papers;

                 (b)      The Guaranty;

                 (c)      The Letter of Credit;

                 (d) The Commitment Fee of $245,000, to the extent the Commitment Fee is required to be paid under Section 8.1.

                 (e) ALTA or equivalent loan or mortgagee policy(ies) of title insurance, or written undertaking(s) by a title insurance company to provide said policy(ies) within seven (7) days, in form and substance and in amount acceptable to Lender and insuring that the liens and security interests created by the Deed of Trust constitute valid first priority and second priority liens, as applicable, encumbering the Projects, subject to no exceptions other than those approved in writing by Lender;

                 (f) The limited partnership agreement of Borrower, and all amendments thereto, the articles of organization and regulations of ARC, LLC, and all amendments thereto, the certificate of limited partnership for each of Borrower and ARC, LP, and the articles of incorporation, bylaws, certificates of good standing (Tennessee, Texas, Arizona, Ohio and Colorado), certificates of authority to do business (Texas, Arizona, Ohio and Colorado), certificate of incumbency and authorizing resolution for ARC Fort Austin;

                 (g) Legal opinion(s) issued by Borrower's counsel, in form and content acceptable to Lender and Lender's counsel, as to the valid existence of Borrower and each of Guarantors and the due authorization, execution, delivery, enforceability and validity of this Agreement and the other Loan Papers executed and delivered by Borrower and Guarantors; that the Loan is not usurious; that Borrower's counsel has no knowledge and has received no notice that any of the Projects is in violation of any zoning, building, health, fire, traffic, environmental, wetlands, coastal or other rules, regulations, ordinances, statutes and requirements applicable to the Projects; and that the Loan Papers do not create or constitute a partnership, joint venture or other trust or fiduciary relationship between Borrower and Lender; and as to such other matters as Lender or Lender's counsel reasonably may specify;

                 (h) Current UCC searches for Borrower and the immediately preceding owner of each of the Projects, in form and content acceptable to Lender;

                 (i) Evidence of insurance as described in the Deed of Trust, including, without limitation, all- risk casualty insurance, use and occupancy insurance covering rental income loss, and comprehensive general liability insurance, in form and substance and from issuing companies acceptable to Lender, naming Lender as an additional or named insured, as its interests may appear, and conforming in all respects to the requirements of the Commitment;

                 (j) Evidence of professional liability or medical malpractice insurance in form and amount and from an insurer satisfactory in all respects to Lender;

                 (k) Current "as-built" surveys for each Project prepared by a surveyor or engineer acceptable to Lender and certified to Lender's benefit in form and substance acceptable to Lender;

                 (l) Engineering reports or architect's certificates, in form and content acceptable to Lender with respect to the Projects, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications (which must be approved by Lender) or with any applicable local, state or federal law, a schedule of which engineering reports or architect's certificates are listed on Exhibit E attached hereto and made a part hereof;

                 (m) Environmental engineering reports with respect to the Projects, in form and content acceptable to Lender, conducted by an engineer and in a manner both of which are satisfactory to Lender, based upon an investigation relating to toxic or hazardous wastes, waste products, or substances on the Projects;

                 (n) Evidence acceptable to Lender that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any regulatory authority having jurisdiction over the Projects have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters;

                 (o) A current rent roll of each of the Projects, certified by Borrower or the current owner of each of the Projects, and copies of all Residency Agreements, and a copy of each standard lease form, admission agreement, or occupancy or other residency agreement form to be used by Borrower in leasing space in the Projects, or conducting a retirement home business in the Projects, in form satisfactory to and approved by Lender;

                 (p) Copies of all management agreements for the Projects, approved by Lender and certified by Borrower;

                 (q) Evidence satisfactory to Lender (based on Lender's audit, at Borrower's expense, of all income and expenses of the Projects) that the Net Revenues Available for Debt Service generated by the Projects equals or exceeds $11,270,000 on an annualized basis from Residency Agreements for not more than ninety-five percent (95%) of the units of the Projects after application of a management fee equal to three percent (3%) of Revenues and a Capital Expenditures Reserve of one percent (1%) of Revenues per annum;

                 (r) Evidence satisfactory to Lender that Borrower is and has at all relevant times been in all respects in compliance with all requirements of the Social Security Act of 1965, the regulations promulgated thereunder, and, as applicable, all conditions of participation in the Medicare program thereunder, including, without limitation, those imposed by the States of Texas, Arizona, Ohio and Colorado, the Texas Department of Health, the Texas Department of Human Services, the Arizona Department of Health Services, the Ohio Department of Health, the Ohio Department on Aging, Colorado Department of Public Health and Environment, the Colorado Department of Healthcare Policy and Financing and the United States Department of Health and Human Services;

                 (s) Certified copies of (i) Medicare provider agreements, as applicable, issued under Title XVIII and Title XIX of the Social Security Act of 1965, with current provider numbers, (ii) as applicable, Nursing Home Licenses (or "long-term-care licenses") issued by the Texas Department of Health, or the Texas Department of Human Services for Broadway and Summit, and the Arizona Department of Health Services for Santa Catalina, (iii) a Personal Care Facilities License issued by the Texas Department of Health, or the Texas Department of Human Services, for Broadway, Summit and Hampton, the Arizona Department of Health Services for Santa Catalina, the Ohio Department of Health or the Ohio Department on Aging for Westlake Village, and the Colorado Department of Public Health and Environment, the Colorado Department of Healthcare Policy and Financing for Parkplace, and (iv) all licenses, permits and approvals required or convenient for the operation of the Projects as retirement communities under applicable laws and regulations, such certifications to state that such agreements, licenses, permits and approvals are in full force and effect;

                 (t) Evidence satisfactory to Lender that the Projects and the operation thereof comply with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder;

                 (u) Evidence satisfactory to Lender that there shall have been no change in the financial condition of Borrower or in the Net Revenues Available for Debt Service which materially and adversely affects Borrower's ability to perform its obligations under the Note or under any of the other Loan Papers;

                 (v) Evidence satisfactory to Lender that no condemnation or adverse zoning or usage change proceedings shall have been commenced or threatened against any of the

         Projects, that the Projects shall not have suffered any damage in excess of $100,000 by fire or other casualty, and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction or similar matter shall have been enacted, adopted or threatened by any federal, state or local government or any board, authority, commission, agency or department asserting jurisdiction over the subject matter, and no litigation, action, citation or similar proceeding or matter shall be pending or threatened against Borrower or any Project, which would have the effect, in Lender's judgment, of materially and adversely affecting the financial condition of Borrower or any Project, its operation or the anticipated benefits to be derived by Borrower therefrom or by Lender in connection with its assisting Borrower in refinancing any Project for any reason, whether because of Borrower's being prohibited or delayed in converting any Project to usage other than its present usage or otherwise;

                 (w) Evidence satisfactory to Lender that the representations and warranties made in the Loan Papers are true and correct in all material respects on the date of the Initial Advance, and that Borrower shall have performed all acts required by the Loan Papers to have been previously performed by Borrower;

                 (x) Evidence satisfactory to Lender that there is no lien, other encumbrance or other title matter encumbering any Project and not approved by Lender (other than for taxes not yet due and payable and title matters permitted by the Deed of Trust) and that there has been no other change in the state of title to any Project;

                 (y) Evidence that all fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Projects have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Lender; and

                 (z) Such other documents or items as Lender or its counsel reasonably may require.

                                  ARTICLE 5
                       RESERVES, HOLDBACKS AND ADVANCES

         Section 5.1 SUBSEQUENT ADVANCES. Up to $35,400,000 of the Loan is allocated for Subsequent Advances, including up to $17,000,000 which is to be advanced for Borrower's acquisition of additional senior living facilities, Borrower's acquisition of land for new senior living facilities, Borrower's construction of new senior living facilities, and the expansion of the existing Projects, as approved by Lender and as described below (the "ADDITIONAL FACILITIES HOLDBACK"), up to $18,000,000 for general corporate or partnership purposes as approved by Lender and as described below (the "BUSINESS PURPOSE HOLDBACK"), and up to $400,000 for financing costs of closing the Loan (including but not limited to costs of title insurance, professional fees, all credit and legal evaluations, evaluating collateral and the like, travel expenses, fees and costs of appraisers, attorneys and engineers and other out-of-pocket expenses incurred by Lender) and paying the Commitment Fee (the "TRANSACTION
COSTS HOLDBACK"). The Additional Facilities Holdback, the Business Purpose Holdback, and the Transaction Costs Holdback are to be advanced on the following terms and conditions:

                 (a) ADDITIONAL FACILITIES ADVANCES. The Additional Facilities Holdback shall be disbursed in several advances ("ADDITIONAL FACILITIES ADVANCES") to be made periodically on the following terms and conditions:

                          (1) Additional retirement communities acquired by Borrower through Additional Facilities Advances, any renovation or expansion of any such retirement community, any construction of a new retirement community, and any acquisition of land for construction of a new retirement community through Additional Facilities Advances shall be subject in all respects to Lender's underwriting and due diligence review, it being understood that Lender may determine not to make advances for any such acquisition, renovation, expansion, new construction, or land acquisition in its sole and absolute discretion;

                          (2) Lender shall not be obligated to make any Additional Facilities Advance after December 31, 1998;

                          (3) Lender shall have no obligation to make any Additional Facilities Advance in an amount less than $500,000, except for the last Additional Facilities Advance which may be in the amount of the then remaining amount of the Additional Facilities Holdback;

                          (4) Lender shall not be obligated to make any Additional Facilities Advance unless, after giving effect to such Additional Facilities Advance (and, on or before December 31, 1997, any unfunded portion of the Business Purpose Holdback), (i) Debt Service Coverage is at least 1.30:1 calculated on the then current interest rates (a blending of Fixed Rates and the Floating Rate, as appropriate), and (ii) the Cash on Cash Return is at least 14%. Calculation of Debt Service Coverage and Cash on Cash Return will be based on Lender's audit (using Lender's normal audit procedures), at Borrower's sole cost and expense, of the Projects then securing the Loan (excluding any released Project) and of any Project which is being acquired by Borrower through such Additional Facilities Advance, and the minimum required Cash on Cash Return and the minimum required Debt Service Coverage will be calculated based on Lender's audit of the twelve
                 (12)-month period immediately preceding the requested Additional Facilities Advance;

                          (5) Lender shall have a first deed of trust or mortgage, an assignment of rents and leases, and perfected Uniform Commercial Code security interests, on each new retirement community for which any Additional Facilities Advance is made. Each mortgage or other security instrument on any retirement community in addition to the existing Projects shall be cross-collateralized and cross- defaulted with the Deed of Trust and all other Loan Papers;

                          (6) Borrower shall give Lender a written notice of each request for an Additional Facilities Advance at least ten (10) Business Days prior to the date on which such requested Additional Facilities Advance is to be made and shall include in such notice the amount of the Additional Facilities Advance being requested and Lender may, at Borrower's expense, conduct an audit, inspection, or review of the Projects to confirm the amount of the requested Additional Facilities Advance;

                          (7) All renovation or construction work by Borrower on any Project or on any other retirement community or land acquired by Borrower prior to the date an Additional Facilities Advance is requested for such work shall be completed to the satisfaction of Lender in accordance with (i) the plans therefor, if any, approved by Lender, and (ii) all applicable laws, regulations, ordinances, and other requirements of any municipality or governmental agency having jurisdiction over the Projects (or such other retirement community);

                          (8) Borrower shall not use any Additional Facilities Advance, or any portion of any Additional Facilities Advance, for payment of any other cost or expense except as specifically set forth in a budget approved by Lender and in a request for a Additional Facilities Advance approved by Lender in writing. Lender shall have no duty or obligation to fund any Additional Facilities Advance except in accordance with this Agreement and a budget approved by Lender, and only for expenses incurred in arrears. Borrower shall promptly furnish to Lender true and correct copies of all proposed changes, amendments, or supplements to any such budget, and Borrower shall not be permitted to make any such change, amendment, or supplement without the prior written consent of Lender;

                          (9) Requests for Additional Facilities Advances shall specify the amount requested, shall be on forms satisfactory to Lender, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates and title endorsements satisfactory to Lender, and other documents required by Lender. Additional Facilities Advances may be made either (i) in reimbursement for costs and expenses paid by Borrower, or (ii) for payment of costs and expenses incurred and invoiced but not yet paid by Borrower, and shall be made within ten (10) business days following request therefor and satisfaction of all conditions specified herein;

                          (10) Lender shall have the right, but not the obligation, to disburse and apply the proceeds of any Additional Facilities Advances to the satisfaction of any of Borrower's obligations hereunder (other than Borrower's obligations which are being diligently contested by Borrower in accordance with the Deed of Trust, and for which Borrower has provided Lender security in accordance with the Deed of Trust) directly to any contractor or subcontractor, materialman, title company, and any other person or firm to whom payment is due under this Agreement or under any other Loan Papers. Any Additional Facilities Advances made by Lender for such purpose shall be part of the Loan and shall be secured by the Loan Papers.

         No further direction or authorization from Borrower shall be necessary to warrant such direct Additional Facilities Advances and all such Additional Facilities Advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Loan Papers as fully as if made directly to Borrower. Notwithstanding the other provisions of this Section 5.1, nothing in this Agreement is intended to be for the benefit of, nor may be enforced by, nor should be relied upon by, any person, firm or corporation other than Borrower, its partners, successors, or assigns; and

                          (11) All certificates of occupancy, building permits, licenses, certificates, approvals or consents required for the Projects shall continue to be valid and issued without variance or condition; and there shall be no litigation, action, citation, injunctive proceeding or like matter pending or threatened with respect to any such matter and, if requested by Lender, any of such certificates of occupancy, building permits, licenses, certificates, approvals and consents shall be delivered to and approved by Lender.

                 (b) BUSINESS PURPOSE ADVANCES. The Business Purpose Holdback shall be disbursed in several advances ("BUSINESS PURPOSE ADVANCES") to be used for general corporate or partnership purposes of Borrower and its Affiliates approved by Lender in its sole and absolute discretion, including up to $10,000,000 to satisfy the Subordinated Notes, up to $8,000,000 for payment of taxes and other corporate and partnership purposes as approved by Lender, including $517,061 which is allocated specifically for the completion of the Immediate Repairs (as detailed in Exhibit D), and otherwise for acquisition, construction, or renovation of new retirement communities (including the acquisition of raw land for the construction thereof) and expansion of the existing Projects. Business Purpose Advances shall be made on the following terms and conditions:

                          (1) Lender shall not be obligated to make any Business Purpose Advances after December 31, 1997;

                          (2) Lender shall not be obligated to make any Business Purpose Advance if annualized Net Revenues Available for Debt Service are less than $11,270,000; and

                          (3) Business Purpose Advances for acquisition, renovation and construction of new retirement communities, acquisition of land for construction of new retirement communities, and expansions of the existing Projects shall be subject to Lender's approval in its sole and absolute discretion, and further subject to the Advance conditions of Subsections 5.1(a)(5) through 5.1(a)(11), including Lender being furnished with a first deed of trust or mortgage, an assignment of rents and leases and perfected Uniform Commercial Code security interests on each new retirement community. Each mortgage or other security instrument on each retirement community in addition to the Projects shall be cross-collateralized and cross-defaulted with the Deed of Trust and all other Loan Papers;

                          (4) Until completion of the Immediate Repairs, Lender shall hold back the unfunded portion of the amount of the Business Purpose Holdback which is allocated for the Immediate Repairs;

                          (5) On completion of the Immediate Repairs in a manner satisfactory to Lender and Lender's engineer, any unfunded portion of the amount of the Business Purpose Holdback which is allocated for the Immediate Repairs automatically shall be reallocated to be available for other general corporate or business purposes as approved by Lender.

                 (c) TRANSACTION COSTS HOLDBACK. The Transaction Costs Holdback shall be disbursed in one or more Advances for payment of bona fide costs of closing the Loan which have been approved by Lender in its sole and absolute discretion, and for payment of the Commitment Fee, as and when the Commitment Fee is due and payable under Section
         8.1 of this Agreement. When the Commitment Fee and all costs of closing have been paid in full, any unfunded portion of the Transaction Costs Holdback automatically shall be reallocated to the Additional Facilities Holdback.

                 (d) ALL SUBSEQUENT ADVANCES. All Subsequent Advances shall be subject to the following terms and conditions:

                          (1) There shall exist no Default and no event or condition which, with notice or the passage of time, or both, could constitute a Default;

                          (2) There shall have been no change in the financial condition of Borrower or of the Projects taken as a whole which materially and adversely affects Borrower's ability to perform its obligations under the Note or the other Loan Papers;

                          (3) No condemnation or zoning or usage change proceedings shall have been commenced or threatened against any Project which, in Lender's judgment, would materially adversely affect the operation or financial performance of the Projects taken as a whole, no Project shall have suffered any significant damage by or other casualty, and no law, regulation, ordinance, moratorium, injunctive proceedings, restriction, litigation, action, citation or similar proceeding or matter shall be pending or threatened against Borrower or any Project, which would have the effect, in Lender's judgment, of materially and adversely affecting the financial condition of Borrower or the Projects taken as a whole, their operation or the anticipated benefits to be derived by Borrower therefrom or by Lender in connection with its assisting Borrower in financing the Projects for any reason, whether because of Borrower's being prohibited or delayed in converting a Project to usage other than its present usage or otherwise;

                          (4) The representations and warranties made in the Loan Papers will be true and correct in all material respects on the date of each such request for a

                 Subsequent Advance, and Borrower shall have performed all acts required by the Loan Papers to have been previously performed by Borrower;

                          (5) Borrower shall give Lender a written notice of each request for a Subsequent Advance at least thirty (30) days prior to the date on which such disbursement is to be made and shall include the amount of the Subsequent Advance being requested, accompanied by such invoices, lien waivers and other documents as Lender shall request, and Lender may at Borrower's expense conduct an audit of the Projects to confirm the amount of the requested Subsequent Advance; and

                          (6) There shall be no lien, other encumbrance or other title matter not approved by Lender (other than for taxes not yet due and payable and title matters permitted by the Deed of Trust) and there shall be no other change in the state of title to any Project. Lender may require title insurance date-down endorsements to insure no change in the state of title.

         Section 5.2 CAPITAL EXPENDITURES RESERVE. Borrower shall make monthly payments to Lender on the first day of each month in the amount of two percent (2%) of Revenues for the preceding month, such payments to be applied in reduction of the principal balance of Note 2 (without premium, penalty or Yield Maintenance), and the amount of such principal reduction shall constitute a reserve to be advanced for Capital Expenditures (the "CAPITAL EXPENDITURES RESERVE"). Borrower shall submit to Lender annually a budget for Capital Expenditures for the Projects for the next succeeding year (the "CAPITAL EXPENDITURES BUDGET"), and Lender shall approve or disapprove, or request changes in the Capital Expenditures Budget at Lender's reasonable discretion. Items contained within an approved Capital Expenditures Budget shall be deemed approved for disbursements from the Capital Expenditures Reserve during the applicable budget period. Borrower may, not more frequently than once every month, and in amounts of not less than $25,000 for each Project, request Lender to make Advances (or readvance) the Capital Expenditures Reserve ("CAPITAL EXPENDITURES ADVANCES") to reimburse Borrower for, pay, or provide funds for Borrower's payment of, the cost of completed Capital Expenditures at any Project, subject to the conditions to Subsequent Advances under Subsection 5.1(d) and the following terms and conditions:

                 (a) Lender shall have approved the Capital Expenditures and all plans and specifications therefor and all work for which a Capital Expenditures Advance has been requested shall have been completed in a manner satisfactory to Lender and Lender's engineer; and

                 (b) Advances of the Capital Expenditures Reserve shall be evidenced by Note 2 and shall bear interest at the Floating Rate.

         Section 5.3 MONTHLY PRINCIPAL REDUCTIONS AND ADVANCES FOR AD VALOREM TAXES. In addition to any other principal reductions, Lender and Borrower agree that, notwithstanding any contrary term of the Note or the Deed of Trust, monthly deposits by Borrower required under the Deed of Trust for ad valorem taxes and assessments shall be applied in reduction of the principal balance of the Note (without premium, penalty or Yield Maintenance), and re-advanced to Borrower or to the applicable taxing authorities, subject to the conditions to Subsequent Advances in Subsection 5.1(d)(1) and the requirement that there shall be no change in the state of title, as insured by title insurance date-down endorsements as required by Lender, for payment of such taxes and assessments as and when taxes and assessments are due and owing on the Projects. Advances for ad valorem taxes and assessments shall be evidenced by Note 2 and shall bear interest at the Floating Rate.

         Section 5.4 EXISTING RESERVES FOR CAPITAL EXPENDITURES. Lender shall continue to hold all reserves for Capital Expenditures currently held by Lender and shall disburse the same prior to any Capital Expenditures Advances under Section 5.2 to reimburse Borrower for the cost of Capital Expenditures, provided such Capital Expenditures and all plans and specifications therefor shall have been approved by Lender, all work for which a Capital Expenditures disbursement has been requested shall have been completed in a manner satisfactory to Lender and Lender's engineer, and provided further that all of the conditions to Subsequent Advances in Subsection 5.1(d) shall have been satisfied. Upon the occurrence of any Default and the expiration of any applicable period of grace or notice and cure, Lender may, at Lender's option, apply any undisbursed portion of such reserves for Capital Expenditures in reduction of the amount owing on the Loan.

                                  ARTICLE 6
                           CERTAIN RIGHTS OF LENDER

         Section 6.1 REMEDIES UPON DEFAULT. Should a Default occur and be continuing after the expiration of any applicable period of grace or notice and cure, Lender shall have all the rights and remedies provided in the Loan Papers.

         Section 6.2 LETTER OF CREDIT. If a Default should occur and be continuing after the expiration of any applicable period of grace or notice and cure, Lender may, in addition to and not in limitation on Lender's rights under the Letter of Credit, present a draft or drafts on the Letter of Credit for any unpaid amounts owing to Lender under the Loan Papers up to the full amount of the Letter of Credit, and may apply amounts disbursed under the Letter of Credit to the payment of any sums owing under the Loan Papers; however, the (a) honor and payment of any such draft to Lender, or Lender's application of any such payment to sums owing under the Loan Papers, shall not cure or be deemed to have cured such Default, (b) Lender shall continue to have all the rights and remedies provided in the Loan Papers on account of such Default, including the right to accelerate the maturity of the indebtedness evidenced by the Note and foreclose the liens and security interests created under the Deed of Trust, unless and until the issuer of the Letter of Credit provides to Lender such amendments or modifications to the Letter of Credit as are necessary in Lender's sole judgment to restore the Letter of Credit to its original amount such that Lender may draw on the Letter of Credit as if no prior draft had been honored and paid.

         Section 6.3 INDEMNIFICATION OF LENDER. Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities (including, without limitation, any and all taxes and special assessments levied against the Projects, or personal property located thereon), obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature which may be imposed on, incurred by, or asserted against Lender, in any way relating to, or arising out of (i) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Commitment or the Loan, (ii) any failure by Borrower to comply with provisions of the Loan Papers (other than provisions relating to the payment of principal, interest or late charges), (iii) any breach of any representation, warranty or covenant set forth in Section 8.22, or (iv) any professional malpractice or negligence relating to the operation of any Project.

                                  ARTICLE 7
                               OTHER AGREEMENTS

         Section 7.1 GOVERNING LAW. THE LOAN PAPERS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN PAPERS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN PAPERS. ALL OBLIGATIONS OF BORROWER UNDER THE LOAN PAPERS SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, UNLESS LENDER DESIGNATES ANOTHER PLACE FOR PERFORMANCE.

         Section 7.2 LIMITATION ON INTEREST. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If fulfillment of any provision of this Agreement or any of the Loan Papers at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law (including the laws of the United States and the State of Texas), then ipso facto, the terms and provisions of the Note limiting the amount of interest which shall be paid to, agreed to be paid to or charged by Lender under the Loan shall be applied and followed.

         Section 7.3 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Papers is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

         Section 7.4 EXPENSES. All costs and expenses of closing, including, without limitation, the reasonable fees and actual expenses of Lender's counsel, shall be paid by Borrower.

         Section 7.5 COMMITMENT. This Agreement includes the terms and conditions of the Commitment and the same are hereby incorporated herein by reference and made a part hereof; however, if any conflict or inconsistency exists between the Commitment and this Agreement or any of the Loan Papers, the terms of the Commitment shall control.

         Section 7.6 LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Papers. No covenant or provision of the Loan Papers is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Projects in Lender or to make Lender in any way responsible for the debts or losses of Borrower or with respect to the Projects. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Projects in Lender, or any sharing of liabilities, losses, costs or expenses.

         Section 7.7 TIME OF THE ESSENCE. Time is of the essence with respect to the provisions of this Agreement.

         Section 7.8 LIMITATION ON LIABILITY. Reference is made to the limitation of liability provisions contained in the Note, which provisions are incorporated herein and made a part hereof.

         Section 7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and the respective successors and assigns of Lender and Borrower, provided that no party comprising Borrower may, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

         Section 7.10 PROMOTIONAL MATERIAL. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

         Section 7.11 RIGHT OF FIRST OFFER FOR CREDIT FACILITY. If Borrower or ARC or any Affiliate desires to form a real estate investment trust which will include the Projects (the "REIT"), Lender shall have a right of first offer with respect to any acquisition and/or revolving credit facility to be established by the REIT ("CREDIT FACILITY"). Under such right of first offer, Lender may offer terms for a Credit Facility to the REIT either on its own initiative or on request by the REIT within thirty (30) days of the REIT's request. The REIT may accept or decline such terms, provided that if the Credit Facility terms offered by Lender are declined by the REIT, the REIT shall not accept any other Credit Facility on terms that are materially less favorable than those offered by Lender without first requesting such Credit Facility terms from Lender.

         Section 7.12 SUBSTITUTION AND REPLACEMENT. Reference is made to the Loan Agreement dated April 1, 1992 between Lender and Borrower, the Loan Agreement dated July 14, 1994 between GENEL and Borrower, and the Loan Agreement dated October 31, 1994 between GENEL and Borrower (collectively, the "PRECEDING LOAN AGREEMENT") pertaining to financing for Borrower's acquisition, refinancing, and development of Broadway, Summit, Santa Catalina, Parkplace, Hampton, and Westlake Village (the "EXISTING LOAN"). The Existing Loan is included within and as part of the Loan, as such term is defined herein; and is being increased, renewed, extended and modified under this Agreement and the Loan Papers. This Agreement is made in complete substitution for and replacement of the Preceding Loan Agreement for all purposes, and the terms of this Agreement shall control and govern the Loan, notwithstanding any contrary or different terms of the Preceding Loan Agreement.

         Section 7.13 RELEASES. Lender agrees that from and after January 1, 1998, but not before January 1, 1998, Lender will release one or more Projects from the liens, assignments and security interests of the Deed of Trust and the other Loan Papers if:

                 (a) There exists no Default and no event or condition which, with notice or passage of time, or both, would constitute a Default;

                 (b) Borrower shall have delivered notice to Lender of any requested release of a Project at least thirty (30) days prior to the scheduled date of such release;

                 (c) Borrower shall pay to Lender, in reduction of the principal balance of the Loan, an amount equal to 1.15 times the principal amount of the Loan related to the Project(s) to be released, calculated by Lender on the basis of (i) the amount which according to Lender and Lender's records has been advanced under the Loan for such Project(s), less (ii) the pro rata portion of any principal amortization payments on the Note related to such Project(s) (each Project's pro rata portion being the sum of all principal amortization payments multiplied by a fraction, the numerator of which is the outstanding amount which has been advanced under the Loan for such Project and the denominator of which is the total of all Advances under the Loan) (the "RELEASE AMOUNT") with respect to each of the Projects as it is subject to being released; and shall pay to Lender the additional amount, if any, required to be paid in order that the Projects which have not been released will satisfy the requirements of Subsection 7.13(f) of this Agreement, together with any prepayment premium or Yield Maintenance (as applicable) (the sum of the Release Amount and any such additional amount being herein called the "MINIMUM RELEASE AMOUNT");

                 (d) Borrower shall pay all costs and expenses of Lender arising in connection with the release of the Deed of Trust and the other Loan Papers, including, but not limited to, reasonable legal fees of Lender's counsel, and all other costs arising in connection with the execution and delivery of the release;

                 (e) Borrower shall deliver to Lender evidence satisfactory to Lender that all amounts owing to any parties as a result of the release of such Project(s) have been paid in full, or are simultaneously being paid in full at closing; and

                 (f) After application of the Minimum Release Amount, (i) the remaining outstanding principal balance (as determined by Lender in its sole discretion) must be greater than $45,000,000, and (ii) the Projects which have not been released must be generating annualized Net Revenues Available for Debt Service equal to at least 14% of the outstanding principal balance of the Loan from leases of not more than 95% occupancy of the Projects, as determined by Lender's audit of the Projects at Borrower's sole cost and expense.

                                  ARTICLE 8
                                  COVENANTS

         Borrower warrants, represents, covenants and agrees with Lender as follows:

         Section 8.1 COMMITMENT FEE. The Commitment Fee is fully earned by Lender effective on Borrower's acceptance of the Commitment. Borrower shall pay the Commitment Fee to Lender as follows:

                 (a) at the time of each Advance (excluding Advances for Capital Expenditures under Section 5.2 and Advances for ad valorem taxes and assessments under Section 5.3) in excess of $73,000,000, $.01 for every $1.00 advanced, and

                 (b) to the extent the Commitment Fee has not sooner been paid, on the earlier of (i) the Maturity Date, or (ii) the date on which Borrower repays any part of the principal balance of the Loan (excluding principal reductions for Capital Expenditures and ad valorem taxes and assessments under Sections 5.2 and 5.3).

         Section 8.2 LIENS, MORTGAGES, ENCUMBRANCES, TRANSFERS. Borrower shall not create or permit (a) the imposition of any lien, mortgage or other encumbrance against any of the Projects, except for the Deed of Trust, (b) the termination of any Lender-approved management agreement relating to the operation and management of any Project, (c) the transfer of ownership of any Project, or (d) the transfer of ownership of any other collateral or of any stock or general partnership interest in Borrower; however, that Lender shall not unreasonably withhold its consent or impose any transfer fee (other than out-of-pocket transaction costs) if Borrower desires to transfer one or more of the Projects or interests in Borrower to an Affiliate, so long as (i) there exists no Default, event or condition which, with notice or the passage of time or both, could constitute a Default, (ii) any transferee of the Projects assumes Borrower's obligations under the Loan,
(iii) the net worth and liquidity of any transferee of the Projects are equivalent to or better than those of Borrower on the date of this Agreement, and (iv) the proposed transferee is considered, in Lender's reasonable discretion, to be capable of managing and maintaining the marketability of the Projects.

         Section 8.3 OPERATING STATEMENTS. Borrower shall provide Lender with annual and monthly operating statements on each of the Projects, including income from all sources, and annual financial statements on Borrower, in scope and detail satisfactory to Lender with all such statements to be certified by the chief financial officer of Borrower, prepared on a review basis and certified by a certified public accountant within ninety (90) days after the end of each fiscal year for annual statements. Monthly income/expense statements and statements of cash flow and balance sheets shall be delivered within thirty (30) days of the end of each calendar month, shall be certified as true and correct by the chief financial officer of Borrower, shall be in such form and substance as Lender may request, and shall be accompanied by such supporting documentation as Lender may request. In addition, from time to time, Borrower shall provide appropriate reports as to its operating results as requested by Lender. Lender's employees or agents shall have the right to audit, at any time, Borrower's financial statements and records pertaining to the Projects.

         Section 8.4 RENT ROLLS, LEASES. Borrower shall provide Lender with certified copies of all rent rolls relating to the Projects. If requested, Lender shall be furnished with certified copies of all existing Residency Agreements. In addition a requirement that all present and future Residency Agreements shall be approved as to form and content by Lender and no material modifications thereof shall be made without Lender's prior written approval.

         Section 8.5 SITE INSPECTIONS. Lender shall be entitled, upon request, to make periodic site inspections of the Projects; in addition, Borrower shall pay, upon request, all expenses incurred by Lender during the term of the Loan to conduct financial audits, site inspections, title updates, the filing of UCC continuation statements and other reasonable loan administration expenses.

         Section 8.6 NONCOMPLIANCE. Borrower shall promptly deliver to Lender copies of all reports and other documents with respect to any inspections, surveys, investigations, or on-site visits of, or certification actions regarding, the Projects by any federal, state, or local licensing and regulatory authority having jurisdiction over the Projects, including, without limitation, any inspections by the Texas Department of Health, the Texas Department of Human Services, the Arizona Department of Health Services, the Ohio Department of Health, the Ohio Department on Aging, the State of Ohio Fire Marshall/local fire department, or the Colorado Department of

Public Health and Environment, the Colorado Department of Healthcare Policy and Financing. Lender shall have the right to retain a consultant, at Borrower's expense, to evaluate and review such reports and documents. Borrower shall promptly correct any deficiency and comply with all remedial actions and recommendations set forth in such reports or specified by the consultant retained by Lender. Borrower will promptly notify Lender of (i) any noncompliance, or (ii) any event which, with notice or lapse of time or both, would result in noncompliance, with any statute, law, ordinance, order, judgment, decree, regulation, direction or requirement concerning Borrower, its operations, or any of the Projects, of which Borrower is aware, or in connection with which Borrower has received any notice, correspondence other communication to or from any federal, state or local governmental official, body, board, department or regulatory authority. If any such notice or communication of a material nature is received by Borrower, Borrower shall engage an independent consultant as described in Section 8.7 below and shall provide Lender with a statement of Borrower setting forth its proposed action or response to the noncompliance situation. Borrower will promptly notify Lender of any proposed local, state or federal law that, if enacted, would materially and adversely affect Borrower's current operation of any of the Projects.

         Section 8.7 CONSULTANT. If (a) Borrower fails to maintain at all times a Debt Service Coverage of at least 1.20:1, calculated by taking the ratio of Net Revenues Available for Debt Service to Debt Service calculated on an interest only basis, or (b) the consolidated occupancy level of the Projects is less than (i) 80% for three consecutive months before December 31, 1997, or
(ii) 87% by December 31, 1997, or (c) Borrower receives any notice, correspondence or other communication of a material nature from any federal, state or local governmental official, body, board, department or regulatory authority citing violations of or lack of compliance with any statue, ordinance and/or regulation concerning Borrower, its operations, or any of the Projects, then Borrower will, at its expense, retain an independent consultant selected from a list of independent consultants designated by Lender from time to time, which independent consultant is to make recommendations to increase the Debt Service Coverage to at least 1.30:1 calculated on an interest only basis, increase the occupancy level to at least 90%, or make recommendations to address the violation and/or noncompliance situation, as the case may be. With regard to a notice of violation or noncompliance received by Borrower as described in Section 8.7(c) above, if such violation or noncompliance can be cured by Borrower within thirty (30) days from the date of receipt of the notice or other communication relating thereto, then the independent consultant's engagement may be limited to a review of Borrower's proposed plan to cure such noncompliance. Such independent consultant will provide a copy of its report to Borrower and to Lender. Borrower further agrees that its compliance with this covenant and/or the independent consultant's recommendation will not limit any of Lender's rights and remedies upon Borrower's default or excuse Borrower from any Default whether by reason of its failure to maintain the above-specified Debt Service Coverage or occupancy level, or the receipt of a notice of noncompliance or for any other reason.

         Section 8.8 ANNUAL BUDGET. Within sixty (60) days prior to the commencement of each fiscal year during the term of the Loan, Borrower will provide to Lender its proposed annual budget for such fiscal year for review and approval by Lender. Thereafter, within thirty (30) days following the end of each calendar month, Borrower will provide to Lender a monthly statement setting forth any variance from such annual budget. As a part of its budget process, Borrower will prepare a pro forma calculation of the effect the proposed budget will have on the Debt Service Coverage for such fiscal year.

         Section 8.9 RESERVES, DEPOSITS, ESCROWS. Borrower shall at all times maintain all reserves, deposits and/or escrows required by Lender or state statutes applicable from time to time to Borrower by virtue of the nature of Borrower's business.

         Section 8.10 MANAGEMENT. Lender and Borrower agree that Borrower, or an Affiliate, shall serve as manager of the Projects. Such manager, if other than Borrower, shall be entitled to receive a management fee of three percent (3%) of Revenues pursuant to a management agreement approved by Lender, in Lender's sole and absolute discretion. No management fee shall be payable if Borrower manages the Projects. If Borrower seeks to replace the manager, Lender retains full and absolute approval right over such substitute manager, management fee and management agreement. Lender shall approve all managers and management contracts, both presently existing and prior to entering into such contracts in the future; in addition, all management fees payable under any management contract shall be subordinate to and be paid following full payment of all Debt Service payments on the Loan in each fiscal year. Any change in ownership or control of the manager shall be cause for Lender to re-approve such manager and management contract. Each manager shall hold and maintain all necessary licenses, certifications and permits required by law, and shall enter a non-competition agreement to the effect that such manager will not acquire, construct, operate or manage any facility similar to the Projects (i.e., an independent living units facility or an assisted living facility) within a 5-mile radius of any Project at any time while any portion of the Loan is outstanding (except for the Heritage Club of Denver which ARC, LP owns and manages). Borrower shall strictly comply with the Management Standards set forth in Exhibit B attached hereto, and shall not enter into, modify, amend, or terminate any existing management agreement, except in accordance with the Management Standards.

         Section 8.11 ERISA. Borrower shall comply with the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time ("ERISA"), in all material respects. Without limiting the generality of the foregoing, Borrower shall cause all or any defined benefit pension plan, including both single employer and multi-employer plans, subject to Title IV of ERISA (a "PLAN"), to be funded in accordance with the minimum funding standards of ERISA, if applicable, and shall make in a timely manner all contributions due to any Plan.

         Section 8.12 CASH OPERATING RESERVE FUND. During the term of the Loan, Borrower will maintain a cash operating reserve fund (the "OPERATING RESERVE") in which Lender will take a security interest, in an amount representing 21 days' of estimated, routine Total Expenses. If monies from the Operating Reserve are withdrawn and used by Borrower to pay ordinary operating expenses, Borrower shall replenish the Operating Reserve within 60 days of such withdrawal, by depositing an amount sufficient to restore the Operating Reserve to its full amount.

         Section 8.13 SECURITY DEPOSITS. Borrower covenants and agrees with Lender that it will maintain a separate account for each of Broadway and Summit ("SECURITY DEPOSIT ACCOUNTS") into which it will deposit all security deposits and other deposits received by Borrower under the Residency Agreements for such Projects. Borrower shall make all disbursements from the appropriate Security Deposit Account in accordance with the terms of the Residency Agreements, the Loan Documents and all applicable state and local statutes, ordinances and regulations, if any, and Borrower will continue to comply with Lender's requirements, the terms of the Residency Agreements, and all applicable state and local statutes, ordinances and regulations regarding maintenance of such Security Deposit Accounts. To the extent allowed by applicable law, Borrower pledges, and grants Lender a security interest in, the Security Deposit Accounts and all funds therein to Lender as security for the Loan and agrees that upon the occurrence of a Default and the expiration of any applicable grace or notice and cure period, Lender may withdraw funds from the Security Deposit Accounts and apply such funds to satisfy any of the indebtedness and obligations of Borrower under the Loan Papers. With respect to security deposits and other deposits received by Borrower under Residency Agreements for Santa Catalina, Parkplace, Westlake Village and Hampton, Borrower has provided the Guaranty in lieu of maintaining Security Deposit amounts.

         Section 8.14 CASH FLOW SUMMARIES. Borrower shall annually provide to Lender a certified cash flow summary which includes certifications that Borrower has and will continue to (a) preserve its partnership or other separate legal existence, (b) preserve all its rights and licenses to the extent necessary or desirable in the operation of its business and affairs and
(c) be and remain qualified to do business and conduct its affairs in each jurisdiction where its ownership of Projects or the conduct of its business affairs requires such qualification.

         Section 8.15 LIMITATION ON OTHER INDEBTEDNESS. Borrower shall not, without the prior written consent of Lender, incur any indebtedness (whether personal or non-recourse, secured or unsecured) other than the Loan and customary trade payables which are payable and are actually paid within sixty (60) days after they are incurred (or such longer period as may be allowed by trade creditors) and equipment or automobile lease obligations of not more than $50,000 for any single lease obligation and of not more than $350,000 for all such lease obligations in the aggregate, and the Subordinated Notes.

         Section 8.16 LEGAL EXISTENCE. Borrower shall preserve its separate legal existence and shall not, without the prior written consent of Lender, merge or consolidate with any other person or entity or sell or convey, except as otherwise permitted in the Deed of Trust, all or substantially all of its assets to any other person or entity, such consent not to be unreasonably withheld with respect to any merger or consolidation (a) which involves only ARC, LP wholly-owned subsidiaries and Affiliates, and (b) from which the surviving merged or consolidated entity is a single-purpose entity which owns only the Projects and which is in compliance with Section 8.15 of this Agreement.

         Section 8.17 NET WORTH. ARC, LP shall at all times maintain a Net Worth of at least $10,000,000.

         Section 8.18 OPERATION. Broadway and Summit shall be operated as continuing care retirement communities comprised of independent living units, assisted living units, and skilled nursing beds, and Parkplace, Hampton, Westlake Village, Santa Catalina shall be operated as an independent living and assisted living facility. All of the Projects shall be operated in such a manner so as to maximize the number of Residency Agreements and other occupancy agreements in effect and to maintain a favorable reputation for the Projects. Borrower shall fully and faithfully perform, in all material respects, all of its covenants, agreements and obligations under the Residency Agreements and under any management agreement (and under any replacement instruments to the foregoing which are permitted pursuant to the terms of this Agreement.)

         Section 8.19 SERVICES. Borrower shall maintain and continue to provide throughout the term of the Loan the same services to Residents as are currently being provided at the Projects by Borrower or otherwise on the date hereof; Borrower shall not materially change such services or change the Facility Capacity without the prior written consent and approval of Lender.

         Section 8.20 NON-COMPETITION. Borrower will not acquire, construct, operate or manage any congregate care facility, assisted living facility, skilled or intermediate nursing facility, adult day care facility, home health care agency, or any business comprised of any combination of the aforementioned, to the extent revenues derived therefrom are not included in Project's Revenues, within a 5-mile radius of any Project at any time while any portion of the Loan is outstanding (except for the Heritage Club at Denver which ARC, LP owns and manages).

         Section 8.21 KEY PERSONS. Borrower will promptly notify Lender if persons or entities key to Borrower's operations, as designated by Lender from time to time, are terminated or cease providing services to Borrower.

         Section 8.22 MEDICARE CERTIFICATION, LICENSES AND COMPLIANCE. Borrower further represents, warrants and covenants to Lender that:

                 (a) Broadway is certified for participation in the Medicare program of the Social Security Act of 1965, and the regulations promulgated thereunder, and is not in violation of any condition of participation in such Medicare program;

                 (b) Borrower is currently a party to a provider agreement for Broadway with the Secretary of the United States Department of Health and Human Services with respect to its participation in the Medicare program with the State of Texas, which provider agreement is currently in full force and effect;

                 (c) All licenses, permits and approvals required for the operation of the Projects as nursing home and personal care facilities under applicable law have been issued and are in good standing, including, without limitation, the Social Security Act of 1965, the regulations promulgated thereunder, and for Broadway and Summit all conditions of participation in the Medicare program thereunder imposed by the State of Texas and the United States Department of Health and Human Services, including, without limitation,

         (i) Medicare provider agreements issued under Title XVIII and Title XIX of the Social Security Act of 1965 (as applicable to the Projects), with current provider numbers; (ii) Nursing Home Licenses issued by, as applicable, the Texas Department of Health, the Texas Department of Human Services, and the Arizona Department of Health Services; and (iii) Personal Care Facilities Licenses issued by, as applicable the Texas Department of Health, the Texas Department of Human Services, the Arizona Department of Health Services, the State of Ohio Department of Health, Ohio Department on Aging, the State of Ohio Fire Marshall/local fire department, and the Colorado Department of Public Health and Environment, the Colorado Department of Healthcare Policy and Financing which are currently in full force and effect; and

                 (d) Borrower shall comply with all local, state or federal laws or regulations governing the operation of each Project as a nursing home and a personal care facility, including but not limited to, the requirements of the Texas



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Department of Health, the Texas Department of Human Services, the Arizona Department of Health Services, the State of Ohio Department of Health, Ohio Department on Aging, the State of Ohio Fire Marshall/local fire department, the Colorado Department of Public Health and Environment, the Colorado Department of Healthcare Policy and Financing or the United States Department of Health and Human Services, and any applicable requirements under the Medicare program.

         Section 8.23 IMMEDIATE REPAIRS. Borrower shall complete all of the Immediate Repairs to the satisfaction of Lender and Lender's inspecting architect/engineer and shall pay all costs and expenses therefor prior to December 31, 1996.


         EXECUTED as of the date first written above.

                                 LENDER:

                                 GENERAL ELECTRIC CAPITAL CORPORATION, an
                                 New York corporation


                                 By: /s/ Barry P. Skolnick
                                    --------------------------------------------
                                     Barry P. Skolnick, Senior Investment
                                     Manager


                                 BORROWER:

                                 FORT AUSTIN LIMITED PARTNERSHIP, a Texas limited partnership

                                 By: ARC Fort Austin Properties, Inc., a
                                     Tennessee corporation, General Partner



                                 By: /s/ W. E. Sheriff
                                    --------------------------------------------
                                     W. E. Sheriff, Chief Executive Officer

                                  EXHIBIT A

                          [DESCRIPTION OF PROJECTS]

                                  EXHIBIT B

                             MANAGEMENT STANDARDS


         1. If Borrower desires to enter into, modify, amend or terminate any management agreement, leasing agreement or any other agreement relating to management, leasing or operation of the Projects, Borrower will submit such proposed modification or change to Lender in writing for Lender's prior approval, which approval shall be given or withheld in Lender's sole discretion. Lender shall respond to such requests for approval within a reasonable period of time.

         2. Upon Lender's request, Borrower shall, and shall cause its on-site administrator to, (i) meet with Lender at least quarterly to discuss the financial and physical condition of the Projects and the management of the Projects, including personnel, resident satisfaction, marketing and other issues pertinent to the success of the Projects, and (ii) at Lender's reasonable request, provide Lender with reports relating to such information.

         3. Borrower's agreements with its management and leasing agents shall be written so that:

                 (a) If Lender acquires ownership of the Projects, Lender can, without cost or liability to Lender, within sixty days' of Lender's notice, terminate the management and leasing agreement, and the on-site administrator and director of leasing.

                 (b) If, commencing three months following closing, there are fewer than eighty percent (80%) of the total number of units leased for each of three (3) consecutive months, the leasing and management agents for the Projects may be terminated.

                                  EXHIBIT C

                               APPROVED BUDGET

 Refinance Existing Loan                                           $62,100,000

 Transaction Costs                                                     400,000
                                                                  ------------
 Initial Advance                                                   $62,500,000

  Additional Facilities Holdback                                    17,000,000

 Business Purpose Holdback                                          18,000,000
                                                                  ------------
 Commitment                                                        $97,500,000

                                  EXHIBIT D

                            IMMEDIATE REPAIRS (1)

               PROPERTY                                     ITEM                                COST
               --------                                     ----                                ----

 Santa Catalina Villas                  Sitework                                           $   7,550.00
                                        Architectural Work                                 $   2,500.00
                                        ADA Compliance                                     $     250.00
                                                                                           ------------
                                                    TOTAL SANTA CATALINA VILLAS            $  10,300.00

 Broadway Plaza                         Gutters & Downspouts                               $   7,500.00
                                        Fascia boards Repair & Paint                       $  18,500.00
                                        Steel Masonry Lintels                              $   3,000.00
                                        Other Deferred Maintenance                         $   1,300.00
                                                                                           ------------

                                                    TOTAL BROADWAY PLAZA                   $  30,300.00


 Forum at Westlake Hills                Sidewalk Repairs                                   $     550.00
                                        Paving/Erosion Repairs                             $  10,000.00
                                        Acoustical Ceiling Tiles                           $   3,000.00
                                        Ceramic Tile                                       $   3,000.00
                                        Other Deferred Maintenance                         $   3,600.00
                                                                                           ------------

                                                    TOTAL FORUM AT WESTLAKE HILLS          $  20,150.00


 Westlake Village                       Exterior Restaining                                $ 378,176.00
                                        Guardrail                                          $   1,200.00
                                                                                           ------------
                                                    TOTAL WESTLAKE VILLAGE                 $ 379,376.00


 Hampton at Post Oak                    Cooling Tower                                      $  64,000.00
                                        Other Deferred Items                               $     775.00
                                        Water Damage - Garage                              $   2,500.00
                                                                                           ------------
                                                    TOTAL HAMPTON AT POST OAK              $  67,275.00



 Park Place                             Sealcoat Parking Lot                               $   1,000.00
                                        Carbon-Monoxide Monitoring                         $   4,000.00
                                        Electrical Outlets                                 $   4,660.00


                                                    TOTAL PARK PLACE                       $   9,660.00

 Grand Total All Properties                                                                $ 517,061.00



             (1) AS MORE FULLY DESCRIBED IN THE ENGINEERING REPORTS

                                  EXHIBIT E



1.     BROADWAY

       AECC, Inc. Property Update dated October 30, 1995 and prepared by Andy Brundige (AECC, Inc. Project No. 95325).

2.     SUMMIT

       AECC, Inc. Property Update dated October 27, 1995 and prepared by David Browning (AECC, Inc. Project No. 95324).

3.     SANTA CATALINA

       Abacus Project Management Abbreviated Physical Audit dated October 30, 1995.

4.     PARKPLACE

       Eckland Consultants, Inc. Property Condition Report Update dated October 31, 1995 (Comm. No. 95-D15-113-01).

5.     HAMPTON

       Eckland Consultants, Inc. Property Condition Report Update dated October 27, 1995 (Comm. No. 95-D15-113-02).

6.     WESTLAKE VILLAGE

       Eckland Consultants, Inc. Property Condition Report Update dated October 27, 1995 (Comm. No. 95-D15-113-03).




                                     E-1